Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Media General, Inc.:

Form S-8 (No. 2-56905),
Form S-8 (No. 33-23698),
Form S-3 (No. 33-26853),
Form S-8 (No. 33-52472),
Form S-8 (No. 333-16731),
Form S-8 (No. 333-16737),
Form S-8 (No. 333-69527),
Form S-8 (No. 333-54624),
Form S-8 (No. 333-57538),
Form S-8 (No. 333-138843),
Form S-8 (No. 333-142769), and
Form S-8 (No. 333-148976);

of our report dated January 28, 2010, with respect to the consolidated financial statements and schedule of Media General, Inc., all included in this Annual Report (Form 10-K) for the year ended December 26, 2010.

/s/ Ernst & Young LLP
Richmond, Virginia
February 21, 2011